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                                                                    Exhibit 10.4

                          LIGHT SCIENCES ONCOLOGY, INC.

                            INDEMNIFICATION AGREEMENT

     This Indemnification Agreement (this "AGREEMENT"), dated as of ________ __, 2006, is entered into by and between Light Sciences Oncology, Inc., a Washington corporation (the "COMPANY"), and __________________ ("INDEMNITEE").

                                    RECITALS

     A. The Company and indemnitee recognize the litigation risks inherent in service as a director and/or officer of a corporation, including the substantial costs involved in defending such matters.

     B. The Company's articles of incorporation (the "ARTICLES") and bylaws (the "BYLAWS") contain certain provisions, approved by the Company's shareholders, for indemnification of the Company's directors and/or officers to the full extent permitted by the Washington Business Corporation Act (the "STATUTE").

     C. The Articles, the Bylaws and the Statute specifically provide that they are not exclusive, and contemplate that contracts may be entered into between the Company and its directors and/or officers with respect to indemnification.

     D. The Indemnitee has indicated a desire to supplement the indemnification provisions in the Articles and Bylaws to provide additional protections against the risks associated with his service to the Company and further clarify his rights with respect to indemnification in certain circumstances.

     E. To induce Indemnitee to continue his service as a director and/or officer of the Company, the Company and the Indemnitee now agree that they should enter into this Indemnification Agreement.

                                    AGREEMENT

1.   INDEMNIFICATION OF INDEMNITEE

     1.1  SCOPE

     Subject to Section 4.1 and all other terms and conditions of this Agreement, the Company agrees to indemnify and hold harmless Indemnitee, to the full extent permitted by law, whether or not specifically authorized by this Agreement, the Articles, the Bylaws, the Statute or otherwise, for any Indemnifiable Losses (as defined below) which the Indemnitee is or becomes legally obligated to pay in connection with any Proceeding. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule regarding the right of a Washington corporation to indemnify a director and/or officer, such changes, to the extent that they would expand Indemnitee's indemnification rights, shall be within the purview of Indemnitee's rights and the Company's obligations under this Agreement, and, to the extent that they would narrow Indemnitee's indemnification rights, shall not affect or limit the scope of this Agreement; provided, however, that





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any change that is required by applicable laws, statutes or rules to be applied to this Agreement shall be so applied regardless of whether the effect of such change is to narrow Indemnitee's rights.

     1.2  NONEXCLUSIVITY

     The indemnification provided by this Agreement is not exclusive of any rights to which Indemnitee may be entitled under the Articles, the Bylaws, any other agreement, any vote of shareholders or disinterested directors, the Statute, or otherwise, whether as to action in Indemnitee's official capacity or otherwise.

     1.3  DEFINITION OF INDEMNIFIABLE LOSSES

     For purposes of this Agreement, the term "INDEMNIFIABLE LOSSES" shall include (without limitation) any and all damages (compensatory, exemplary, punitive or otherwise), judgments, fines, penalties, settlements, costs, attorneys' fees and disbursements, costs of attachment or similar bonds, investigations, expenses of establishing a right to indemnification under this Agreement, and any other losses, claims, liabilities or other expenses incurred in connection with a Proceeding, subject to the limitations set forth in Section
4.1 below.

     1.4  DEFINITION OF PROCEEDING

     For purposes of this Agreement, the term "PROCEEDING" shall include (without limitation) any threatened, pending or completed claim, action, suit or proceeding, whether brought by or in the right of the Company or otherwise, and whether of a civil, criminal, administrative or investigative nature, in which the Indemnitee may be or may have been involved as a party or otherwise (including without limitation as a witness), (a) by reason of the fact that Indemnitee is or was, or has agreed to become, a director and/or officer of the Company, (b) by reason of any actual or alleged error or misstatement or misleading statement made or suffered by the Indemnitee, (c) by reason of any action taken by Indemnitee or of any inaction on Indemnitee's part while acting as such director and/or officer, or (d) by reason of the fact that Indemnitee was serving at the request of the Company as a director, trustee, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise (including without limitation employee benefit plans and administrative committees thereof) (which request will be conclusively presumed in the case of any of the foregoing that are "affiliates" of the Company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended); provided, however, that, except with respect to an action to enforce the provisions of this Agreement, the term "Proceeding" shall not include any action, suit, claim or proceeding instituted by or at the direction of Indemnitee unless such action, suit, claim or proceeding is or was authorized or ratified by the Company's Board of Directors.

     1.5  DETERMINATION OF ENTITLEMENT

     In the event that a determination of Indemnitee's entitlement to indemnification is required pursuant to Section 23B.08.550 of the Statute or its successor or pursuant to other applicable law, the party specified therein as the determining party shall make such determination; provided, however, (a) that Indemnitee shall initially be presumed in all cases to be entitled to indemnification, (b) that Indemnitee may establish a conclusive presumption of any fact necessary to such a determination by delivering to the Company a declaration made under penalty of perjury that such fact is true and (c) that, unless the Company shall deliver to Indemnitee written notice of a determination that Indemnitee is not entitled to indemnification within twenty (20) days of the Company's receipt of


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Indemnitee's initial written request for indemnification, such determination shall conclusively be deemed to have been made in favor of the Company's provision of indemnification and Company agrees not to assert otherwise.

     1.6  SURVIVAL

     The indemnification provided under this Agreement shall apply to any and all Proceedings, notwithstanding that Indemnitee has ceased to serve in a capacity referred to in Section 1.4(a)-(d).

2.   EXPENSE ADVANCES

     2.1  GENERALLY

     The right to indemnification for Indemnifiable Losses conferred by Section 1 shall include the right to have the Company pay Indemnitee's expenses in any Proceeding as such expenses are incurred and in advance of such Proceeding's final disposition (such right is referred to hereinafter as an "EXPENSE ADVANCE"), subject to Sections 2.2, 4 and 5 and all other terms and conditions of this Agreement.

     2.2  CONDITIONS TO EXPENSE ADVANCE

     The Company's obligation to provide an Expense Advance is subject to (a) Indemnitee or his or her representative having first executed and delivered to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee's financial ability to make repayment, by or on behalf of Indemnitee to repay all Expense Advances if and to the extent that it shall ultimately be determined by a final, unappealable decision rendered by a court having jurisdiction over the parties and the subject matter of the dispute that Indemnitee is not entitled to be indemnified under this Agreement or otherwise; and (b) Indemnitee furnishing, upon request by the Company and if required under applicable law, a written affirmation of Indemnitee's good faith belief that Indemnitee has met any applicable standards of conduct.

     2.3  SUBROGATION

     In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

3.   PROCEDURES FOR ENFORCEMENT

     3.1  ENFORCEMENT

     In the event that a claim for indemnification hereunder is made and is not paid in full within twenty days after written notice of such claim is delivered to the Company, Indemnitee may, but need not, at any time bring suit against the Company to recover the unpaid amount of the claim (an "ENFORCEMENT ACTION"), subject to all other terms, conditions and limitations of this Agreement.


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     3.2  PRESUMPTIONS IN ENFORCEMENT ACTION

     In any Enforcement Action the following presumptions (and limitation on presumptions) shall apply:

          (a) The Company shall conclusively be presumed to have entered into this Agreement and assumed the obligations imposed on it to induce Indemnitee to accept the position of, or to continue as a director and/or officer of the Company; and

          (b) Neither (i) the failure of the Company (including its Board of Directors, independent or special legal counsel or the Company's shareholders) to have made a determination prior to the commencement of the Enforcement Action that indemnification of Indemnitee is proper in the circumstances nor (ii) an actual determination by the Company, its Board of Directors, independent or special legal counsel or the shareholders that Indemnitee is not entitled to indemnification shall be a defense to the Enforcement Action or create a presumption that Indemnitee is not entitled to indemnification.

     3.3  ATTORNEYS' FEES AND EXPENSES FOR ENFORCEMENT ACTION

     The Company shall indemnify and hold harmless Indemnitee against all of Indemnitee's reasonable fees and expenses in bringing and pursuing any Enforcement Action (including reasonable attorneys' fees at any stage, including on appeal); provided, however, that the Company shall not be required to provide such indemnity (a) if a court of competent jurisdiction determines that all the material assertions made by Indemnitee in such Enforcement Action were not made in good faith or were frivolous or (b) to the extent limited under Section 4.1 below.

4.   LIMITATIONS

     4.1  LIMITATION ON INDEMNITY

     Notwithstanding any other provision of this Agreement, the Company shall not be obligated to provide indemnification pursuant to this Agreement:

          (a) on account of any suit in which a final, unappealable decision is rendered by a court having jurisdiction over the parties and the subject matter of the dispute for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company in violation of the provisions of
Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto;

          (b) for Indemnifiable Losses that have been paid directly to Indemnitee by an insurance carrier under a policy of insurance maintained by the Company;

          (c) on account of Indemnitee's conduct which is finally adjudged with no further right of appeal to have been intentional misconduct, a knowing violation of law, a violation of RCW 23B.08.310 or any successor provision of the Statute, or a transaction from which Indemnitee derived personal benefit in money, property or services to which Indemnitee was not legally entitled;

          (d) to the extent that the Indemnitee is indemnified and actually paid otherwise than pursuant to this Agreement;


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          (e) if a final, unappealable decision is rendered by a court having jurisdiction over the parties and the subject matter of the dispute finding that paying such indemnification is prohibited by applicable law;

          (f) to the extent that attorneys' fees, costs and disbursements, or similar expenses, that otherwise would constitute Indemnifiable Losses hereunder are determined to be unreasonable by a final, unappealable decision rendered by a court having jurisdiction over the parties and the subject matter of the dispute, provided that the burden of proof that any Indemnifiable Losses are unreasonable shall be on the Company; or

          (g) to the extent such Indemnifiable Losses have been incurred by Indemnitee in violation of the terms of Section 5 below.

     4.2  PARTIAL INDEMNIFICATION

     If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Losses in connection with a Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Indemnifiable Losses to which Indemnitee is entitled.

     4.3  MUTUAL ACKNOWLEDGMENT

     The Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Furthermore, Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

5.   NOTIFICATION AND DEFENSE OF CLAIM

     5.1  NOTIFICATION

     Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim is to be made against the Company under this Agreement, notify an officer of the Company in writing of the nature and status of the Proceeding; provided, however, that the omission so to notify an officer of the Company will not relieve the Company from any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such omission can be shown to have prejudiced the Company.

     If, at the time of the receipt of a notice of a claim pursuant to this
Section 5.1, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies (unless the Indemnitee's involvement in such Proceeding is solely as a witness or there is otherwise no basis for asserting coverage). The Company shall take all necessary action to


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cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

     5.2  DEFENSE OF CLAIM

     With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof or otherwise seeks indemnification hereunder:

          (a) The Company may participate at its own expense in such Proceeding;

          (b) The Company, jointly with any other indemnifying party similarly notified, may assume the defense of the Proceeding with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any legal or other expenses of counsel (other than reasonable costs of investigation) subsequently incurred by Indemnitee in connection with the defense of such Proceeding, unless (i) the employment of counsel by Indemnitee has been authorized in advance by the Company in writing, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action and notified the Company in writing to that effect in advance of the expense, (iii) the Company shall not in fact have employed counsel to assume the defense of such action, or (iv) the Company is not financially or legally able to perform its indemnification obligations, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) or (iv) above;

          (c) The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee that would not be an Indemnifiable Loss hereunder for which indemnification would be provided by the Company without Indemnitee's written consent.

6.   MISCELLANEOUS

     6.1  ENTIRE AGREEMENT

     This Agreement is the entire agreement of the parties regarding its subject matter and supersedes all prior written or oral communications or agreements.

     6.2  SEVERABILITY

     Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable. If this Agreement or any portion shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any portion of this Agreement not invalidated, and the balance of this Agreement shall be enforceable in accordance with its terms.


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     6.3  NOTICES

     Notices given pursuant to this Agreement shall be deemed duly given on the date of personal delivery, on the date sent by fax or three days after mailing if mailed by certified or registered mail, return receipt requested, postage prepaid, to the party at its address below or such other address of which the addressee may subsequently notify the other parties in writing.

     6.4  GOVERNING LAW

     This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the state of Washington, without giving effect to principles of conflicts of law.

     6.5  COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     6.6  AMENDMENTS; WAIVERS

     Neither this Agreement nor any provision may be amended except by written agreement signed by the parties. No waiver of any breach or default shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default.

     6.7  SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon the Company and its successors and assigns, and inure to the benefit of Indemnitee and Indemnitee's heirs, legal representatives and assigns.

                            (Signature page follows)


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first above written.

                                        COMPANY:

                                        LIGHT SCIENCES ONCOLOGY, INC.


                                        By:
                                            ------------------------------------
                                        Its
                                            ------------------------------------

                                        Address:
                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------


                                        INDEMNITEE:


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------

                                        Address:
                                                 -------------------------------

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